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                                                                    EXHIBIT 23.1


                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-65091) and related Prospectus of Amazon.com, Inc. for the registration of 2,662,125 shares of its common stock and to the incorporation by reference therein of our reports dated January 19, 1998 with respect to the financial statements and schedule of Amazon.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, and our report dated January 19, 1998, except for paragraphs 2 and 3 of Note 1 as to which the date is August 27, 1998, with respect to the supplemental consolidated financial statements and schedule of Amazon.com, Inc. included in its Current Report on Form 8-K dated August 27, 1998, both filed with the Securities and Exchange Commission.

                                                ERNST & YOUNG LLP

Seattle, Washington
October 14, 1998